Exhibit 1.2

EXECUTION COPY

HARROW HEALTH, INC.
11.875% SENIOR NOTES DUE 2027
UNDERWRITING AGREEMENT

December 15, 2022

B. Riley Securities, Inc.

As representative of the several underwriters

c/o B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, NY 10171

Ladies and Gentlemen:

Harrow Health, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters on Schedule A hereto (the “Underwriters”), for whom B. Riley Securities, Inc. is acting as representative (in such capacity, the “Representative”), $35,000,000 aggregate principal amount of 11.875% Senior Notes due 2027 (the “Firm Notes”). In addition, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional $5,250,000 aggregate principal amount of 11.875% Senior Notes due 2027 (the “Additional Notes”). The Firm Notes and, if and to the extent such option is exercised, the Additional Notes are hereinafter collectively referred to as the “Notes.”

The Notes will be issued under an indenture dated as of April 20, 2021 (the “Base Indenture”), as supplemented by (i) the First Supplemental Indenture dated as of April 20, 2021 (the “First Supplemental Indenture,”), and (ii) the Second Supplemental Indenture dated as of December 20, 2022 (the “Second Supplemental Indenture”, and together with the First Supplemental Indenture and the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association as trustee (the “Trustee”). The Notes will be issued to Cede & Co., as nominee of the Depository Trust Company (“DTC”) pursuant to a blanket letter of representations (the “DTC Agreement”) to be dated on or prior to the Closing Date (as defined herein), between the Company and DTC. The Indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Company and the Underwriters agree as follows:

1. The Offering. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, severally and not jointly, the aggregate principal amount of Firm Notes set forth opposite the name of such Underwriter on Schedule A, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company at the price (the “Purchase Price”) set forth in Schedule B hereto the aggregate principal amount of Firm Notes set forth opposite the name of such Underwriter on Schedule A subject to adjustment in accordance with Section 7 hereof.

In addition, the Company hereby grants to the several Underwriters the option to purchase and, upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Notes to be purchased by each of them, all or a portion of the Additional Notes, at the same Purchase Price to be paid by the Underwriters for the Firm Notes (without giving effect to any accrued interest from the Closing Date to the Additional Closing Date (as defined below)). This option may be exercised by the Representative on behalf of the several Underwriters at any time and from time to time in whole or in part by written notice from the Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate principal amount of Additional Notes as to which the option is being exercised and (ii) the date, time and place at which such Additional Notes are to be delivered (such date, the “Additional Closing Date” and such time of such date, the “Additional Time of Purchase”); provided, however, that the Additional Time of Purchase may be simultaneous with, but shall not be earlier than the Time of Purchase (as defined below) and shall not be earlier than two nor later than five full business days after delivery of such notice of exercise. The aggregate principal amount of Additional Notes to be sold to each Underwriter shall be the aggregate principal amount which bears the same proportion to the total aggregate principal amount of Additional Notes being purchased as the number of Firm Notes set forth opposite the name of such Underwriter on Schedule A bears to the total aggregate principal amount of Firm Notes, subject to adjustment in accordance with Section 7 hereof. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

(a) The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”) a “shelf” Registration Statement (as hereinafter defined) on Form S-3 (File No. 333-265244), which was declared effective by the Commission as of June 6, 2022 (the “Effective Date”), including a base prospectus relating to the securities registered pursuant to such Registration Statement (the “Base Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement. The term “Registration Statement” as used in this Agreement means the registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement pursuant to Rule 430B of the Rules and Regulations), as amended and/or supplemented to the date of this Agreement, including the Base Prospectus. The Registration Statement is effective under the Securities Act, and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus (as defined below) has been issued by the Commission, and to the knowledge of the Company, no proceedings for that purpose have been instituted or are threatened by the Commission. The Company has prepared a prospectus supplement to the Base Prospectus included as part of such registration statement specifically relating to the Notes (the “Prospectus Supplement”) and has or will file such Prospectus Supplement with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The term “Prospectus” as used in this Agreement means the Base Prospectus, as it may be supplemented by the Prospectus Supplement, in the forms in which such Base Prospectus or Prospectus Supplement has been or is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Notes (the “Offering”) which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the last to occur of the Effective Date, or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date or the date of the Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed. If needed to complete the Offering, the Company will file an abbreviated registration statement to register additional securities pursuant to Rule 462(b) under the Rules and Regulations (the “462(b) Registration Statement”), and any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.

2

(b) As of the Applicable Time (as defined below) and as of the Time of Purchase and any Additional Time of Purchase, as the case may be, none of (i) any General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, and the Pricing Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below) issued at or prior to the Time of Purchase and any Additional Time of Purchase, as the case may be, or (iii) the bona fide electronic road show, if any (as defined in Rule 433(h)(5) of the Rules and Regulations), that has been made available without restriction to any person, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted, or as of the Time of Purchase and any Additional Time of Purchase, as the case may be, will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package, any individual Limited Use Free Writing Prospectus or the bona fide electronic road show, if any, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the “Underwriter’s Information” which is defined as the information set forth in Section 15. As used in this Section 2(b) and elsewhere in this Agreement:

“Applicable Time” means 6:00 P.M., Eastern Standard Time, on the date of this Agreement.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus identified on Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Notes in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Pricing Prospectus” means the Base Prospectus as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

(c) No order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus relating to the Offering has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the knowledge of the Company, is threatened by the Commission.

(d) At the time the Registration Statement became effective, at the Applicable Time and at the Time of Purchase and any Additional Time of Purchase, as the case may be, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, at the time the Prospectus became effective and at the Time of Purchase and any Additional Time of Purchase, as the case may be, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this Section 2(d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, the Underwriter’s Information.

(e) Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Company notified or notifies the Representative as described in Section 4(c), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or includes an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, the Underwriter’s Information.

3

(f) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, the Rules and Regulations and the rules and regulations of the Commission under the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, the Rules and Regulations and the rules and regulations of the Commission under the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) The Company is not an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than the Registration Statement, the Pricing Prospectus, the Prospectus, any General Use Free Writing Prospectuses and any Limited Use Free Writing Prospectuses reviewed and consented to by the Representative (which consent shall not be unreasonably withheld). The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show,” as defined in Rule 433(d)(8) of the Rules and Regulations), if any, in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(h) Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of incorporation or organization. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which its ownership or lease of its properties or the conduct of its business requires such qualification and has all power and authority (corporate or other) necessary to own or hold its properties and to conduct the businesses in which each is engaged, except where the failure to so qualify or have such power or authority would not (i) have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets, or business of the Company and its Subsidiaries, taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the General Disclosure Package, or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”, and any such effect as described in clauses (i) or (ii), pro forma for the Acquisition (as defined below), a “Pro Forma Material Adverse Effect”). “Subsidiary” means any subsidiary of the Company as defined in Rule 405 under the Securities Act.

(i) This Agreement has been duly authorized, executed and delivered by the Company.

(j) The Indenture has been duly authorized by the Company and, as of the Closing Date, will be duly executed and delivered by the Company and, assuming it has been executed and delivered by the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law).

4

(k) The DTC Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law).

(l) The Company has entered into that Asset Purchase Agreement dated as of December 13, 2022 (the “Asset Purchase Agreement”) by and among the Company, Novartis Technology, LLC and Novartis Ophthalmics AG (the “Acquisition”). The Asset Purchase Agreement has been duly authorized, executed and delivered by the Company, and proceeds from this offering may be used for the Acquisition in accordance with the General Disclosure Package and the Prospectus.

(m) The Notes have been duly authorized for sale to the Underwriters pursuant to this Agreement and, when executed and delivered by the Company and authenticated by the Trustee pursuant to the provisions of this Agreement and of the Indenture relating thereto, against payment of the consideration set forth in this Agreement, will be valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law), and will be entitled to the benefits of the Indenture relating thereto.

(n) The Company has the full right, power and authority to execute and deliver, and perform its obligations under, this Agreement, the Indenture, the Notes, the DTC Agreement and the Asset Purchase Agreement.

(o) The Notes and the Indenture conform in all material respects to the statements relating thereto contained in the General Disclosure Package and the Prospectus; and other than as described in the General Disclosure Package and the Prospectus, none of the Company or any of its Subsidiaries has issued any debt securities or entered into any agreement or arrangement relating to the issuance of any debt securities.

(p) All issued and outstanding shares of capital stock of the Company outstanding prior to the issuance of the Firm Notes have been duly authorized and are validly issued, fully paid and non-assessable and were issued in compliance in all material respects with United States federal and applicable state securities laws. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance in all material respects with United States federal and applicable state securities laws. None of the outstanding shares of capital stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

5

(q) The membership interests, capital stock, partnership interests or other similar equity interests, as applicable, of each Subsidiary have been, and following consummation of the Acquisition will be, duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the General Disclosure Package, are owned by the Company directly, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(r) None of (1) the execution, delivery and performance of this Agreement and the Indenture by the Company and (2) the issuance and sale of the Notes by the Company (with or without notice or lapse of time or both) (x) conflicts with or results in a breach or violation of any of the terms or provisions of, constitutes a default under, gives rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under or pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (y) results in any violation of the provisions of the certificate of incorporation or bylaws (or analogous governing instruments, as applicable) of the Company or any of its Subsidiaries, or (z) results in any violation of provisions of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets; except, with respect to clauses (x) or (z), any contravention which would not have a Material Adverse Effect.

(s) No consent, approval, authorization or order of, or qualification with, any governmental body or agency or self-regulatory authority is required for the performance by the Company of its obligations under this Agreement, the Indenture, the DTC Agreement and the Notes, except as have been obtained or as may be required by (1) the securities or Blue Sky laws of the various states, (2) the bylaws, rules and regulations of FINRA or the Nasdaq Global Market (“Nasdaq”) or (3) any necessary qualification under the Trust Indenture Act, in connection with the offer and sale of the Notes.

(t) KMJ Corbin & Company LLP, which has audited certain financial statements of the Company and related schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States). To the knowledge of the Company, except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, the independent registered public accounting firm above has not been engaged by the Company or any of its Subsidiaries, as applicable, to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(u) The Company and its Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of the Financial Accounting Standards Board’s Accounting Standards Codification Topic 810), which are not disclosed in the General Disclosure Package, the Prospectus and the Registration Statement.

6

(v) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, (i) there has not occurred any event or circumstance that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) each of the Company and its Subsidiaries, considered as one entity, has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business, in each case, other than is set forth or contemplated therein.

(w) There is no legal or governmental proceeding, action, suit or claim pending or, to the Company’s knowledge, threatened, to which the Company or any of its Subsidiaries is a party, or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, (i) other than proceedings accurately described in all material respects in the General Disclosure Package or proceedings that would not have a Material Adverse Effect or a Pro Forma Material Adverse Effect, or (ii) that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company or any of its Subsidiaries is subject or by which the Company or any of its Subsidiaries is bound that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(x) Neither the Company nor any of its Subsidiaries is or, after giving effect to the Offering and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(y) Except to the extent expressly set forth in the General Disclosure Package as part of the offering contemplated hereby, neither the Company, its Subsidiaries nor any of the Company’s or its Subsidiaries’ officers, directors or affiliates has bid for or purchased, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Notes, or attempted to induce any person to purchase any Notes; and has not, and has not caused its affiliated purchasers to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Notes.

(z) The Company and its Subsidiaries have good and marketable title to all real and personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects of title except such as are described in the General Disclosure Package or would not individually or in the aggregate have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases except such as are described in the General Disclosure Package or would not have a Material Adverse Effect.

7

(aa) Except as disclosed in the General Disclosure Package, neither the Company nor any of its Subsidiaries is, and the consummation of the Acquisition will not cause the Company to become, in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect or Pro Forma Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(bb) Except as disclosed in the General Disclosure Package, the Company and the Subsidiaries own or possess or can acquire on reasonable terms enforceable rights to use all patents, patent applications, trademarks (both registered and unregistered), service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted as of the date hereof, except to the extent that the failure to own or possess or acquire adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and the Subsidiaries have not received any written notice of any claim of infringement or conflict which asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect; there are no pending, or to the Company’s knowledge, threatened judicial proceedings or interference proceedings against the Company or its Subsidiaries challenging the Company’s or any of its Subsidiaries’ rights in or to or the validity of the scope of any of the Company’s or any Subsidiaries’ patents, patent applications or proprietary information, except such proceedings that have been disclosed in writing to the Representative or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; no other entity or individual has any right or claim in any of the Company’s or any of its Subsidiaries’ patents, patent applications or any patent to be issued therefrom by virtue of any contract, license or other agreement entered into between such entity or individual and the Company or any Subsidiary or by any non-contractual obligation, other than by written licenses granted by the Company or any Subsidiary, except for such right or claim that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and the Subsidiaries have not received any written notice of any claim challenging the rights of the Company or its Subsidiaries in or to any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary which claim, if the subject of an unfavorable decision would reasonably be expected to result in a Material Adverse Effect.

8

(cc) The Company and the Subsidiaries: (A) are and at all times have been in material compliance with all applicable Health Care Laws (as defined below) relating to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured, marketed, sold or distributed by the Company or the Subsidiaries, (B) have not received any Form 483 from the U.S. Food and Drug Administration (“FDA”), written notice of adverse finding, warning letter, or other written correspondence or notice from the FDA, the European Medicines Agency (the “EMA”), or any other federal, state, local or foreign governmental or regulatory authority (each, a “Regulatory Authority”) alleging or asserting noncompliance with any Health Care Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), which would, individually or in the aggregate, result in a Material Adverse Effect, (C) possess all Authorizations material to the Company and such Authorizations are valid and in full force and effect and neither the Company nor the Subsidiaries is in violation of any term of any such Authorizations; (D) have not received written notice of any material claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Regulatory Authority or third party alleging that any Company product, operation or activity is in violation of any applicable Health Care Laws or Authorizations and has no knowledge that any Regulatory Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding against the Company; (E) have not received written notice that any Regulatory Authority has taken, is taking or, to the knowledge of the Company, intends to take action to limit, suspend, modify or revoke any Authorizations material to the Company and has no knowledge that any Regulatory Authority is considering such action; (F) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any applicable Health Care Laws or Authorizations, except where the failure to file such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments would not result in a Material Adverse Effect, and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (G) have not initiated any recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of any product marketed by the Company or any Subsidiary. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder; (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), the statutes, regulations and directives of applicable government funded or sponsored healthcare programs, and the regulations promulgated pursuant to such statutes; (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated thereunder and any state or non-U.S. counterpart thereof or other law or regulation the purpose of which is to protect the privacy of individuals or prescribers; (iv) Medicare (Title XVIII of the Social Security Act); (v) Medicaid (Title XIX of the Social Security Act); and (vi) any and all other applicable health care laws and regulations.

9

(dd) All animal and other preclinical studies and clinical trials conducted by the Company or on behalf of the Company were, and, if still pending are, to the Company’s knowledge, being conducted in all material respects in compliance with all applicable Health Care Laws and in accordance with experimental protocols, procedures and controls generally used by qualified experts in the preclinical study and clinical trials of new drugs and biologics comparable to the Company’s products, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect; the descriptions of the results of such preclinical studies and clinical trials contained in the Registration Statement, the General Disclosure Package and the Prospectus are accurate in all material respects, and the Company has no knowledge of any other clinical trials or preclinical studies, the results of which reasonably call into question the clinical trial or preclinical study results described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus when viewed in the context in which such results are described; and the Company has not received any written notices or correspondence from the FDA, the EMA, or any other domestic or foreign governmental agency requiring the termination or suspension of any preclinical studies or clinical trials conducted by or on behalf of the Company that are described in the Registration Statement, the General Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the General Disclosure Package and the Prospectus.

(ee) The Company has established and administers a compliance program applicable to the Company, to assist the Company and the directors, officers and employees of the Company in complying with applicable regulatory guidelines (including, without limitation, those administered by the FDA, the EMA, and any other foreign, federal, state or local governmental or regulatory authority having jurisdiction over the Company and performing functions similar to those performed by the FDA or EMA); except where such noncompliance would not reasonably be expected to have a Material Adverse Effect.

(ff) Each of the Company and its Subsidiaries maintains a system of internal accounting and other controls (A) sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (B) which are effective in all material respects to perform the functions for which they were established. Except as described in the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness or significant deficiencies in the Company’s internal control over financial reporting (whether or not remediated), (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, and (C) no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

10

(gg) No relationship, direct or indirect, exists between or among the Company and any of its Subsidiaries, on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its Subsidiaries or any of their affiliates, on the other hand, which is required to be described in the General Disclosure Package or the Prospectus or a document incorporated by reference therein and which is not so described.

(hh) Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any of its directors, officers, agents, employees, affiliates or other person acting on their behalf is aware of or has taken any action, directly or indirectly, that has violated or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the consummation of the Acquisition will not result in such a violation. The Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ii) The operations of the Company and its Subsidiaries are, and have been conducted at all times, and consummation of the Acquisition will not cause the Company or its Subsidiaries to fail to be, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj) Neither the Company nor any of its Subsidiaries is currently subject to, and the consummation of the Acquisition will not cause the Company or any of its Subsidiaries to be subject to, any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk) No person or entity has the right to require registration of any securities of the Company or any of its Subsidiaries under the Securities Act because of the filing or effectiveness of the Registration Statement, except as set forth therein or in the General Disclosure Package.

(ll) Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the Offering or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

11

(mm) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(nn) The Company is subject to, and in compliance in all material respects with, the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. As of the filing date of the Registration Statement and as of any update of the Registration Statement pursuant to Section 10(a)(3) of the Securities Act (including the filing of any Annual Report on Form 10-K), the Company was eligible to file a “shelf” Registration Statement on Form S-3 with the Commission.

(oo) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or is implementing the provisions thereof that are currently in effect.

(pp) The statistical and market-related data included in the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(qq) Except as otherwise disclosed in the General Disclosure Package, each of the Company and its Subsidiaries possesses, and following consummation of the Acquisition each of the Company and its Subsidiaries will possess, such valid and current material certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any Subsidiary of the Company has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect or Pro Forma Material Adverse Effect.

(rr) Each of the Company and its Subsidiaries has filed all material federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all material taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings.

(ss) Except as set forth in the General Disclosure Package, neither the Company nor any Subsidiary directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

12

(tt) No approval of the stockholders of the Company under the rules and regulations of Nasdaq (including Nasdaq Listing Rule 5635) is required for the Company to issue and deliver the Notes.

(uu) Except as described in the General Disclosure Package, the Company has not sold, issued or distributed any securities of the Company during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified equity compensation plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(vv) Except as otherwise disclosed in the General Disclosure Package, each of the Company and its Subsidiaries maintains insurance issued by nationally recognized insurers covering their respective properties, operations, personnel and businesses, with policies in such amounts and with such deductibles and covering such risks as the Company reasonably deems adequate. The Company has no reason to believe that it or any of its Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(ww) The Company nor, to the Company’s knowledge, any of its directors, officers or affiliates has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any “reference security” (as defined in Rule 100 of Regulation M under the 1934 Act (“Regulation M”)), whether to facilitate the sale or resale of the Notes or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(xx) The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the Underwriters in Section 1 and (ii) the completion of distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than a preliminary prospectus, the Pricing Prospectus, the Prospectus, any free writing prospectus reviewed and consented to by the Representative, or the Registration Statement.

(yy) Any certificate signed by or on behalf of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3. The Closing

(a) Payment of the purchase price for the Firm Notes shall be made to the Company by Federal Funds wire transfer against delivery of such Firm Notes to or as designated by the Representative through the facilities of DTC for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., Eastern Standard Time, on December 20, 2022 (such date, the “Closing Date”). The time at which such payment and delivery are to be made is hereinafter sometimes called the “Time of Purchase.” Electronic transfer of the Firm Notes shall be made at the Time of Purchase in such names and in such denominations as the Representative shall specify.

13

(b) Payment of the purchase price for the Additional Notes shall be made at the Additional Time of Purchase in the same manner and at the same office and time of day as the payment for the Firm Notes. Electronic transfer of the Additional Notes shall be made at the Additional Time of Purchase in such names and in such denominations as the Representative shall specify.

(c) Delivery of the documents required to be delivered to the Underwriters pursuant to Sections 4 and 6 hereof shall be at 10:00 A.M., Eastern Standard Time, on December 20, 2022, on the Closing Date or the Additional Closing Date, as the case may be, at the offices of Duane Morris LLP, 1540 Broadway, New York, New York 10036.

4. Further Covenants and Agreements of the Company.

The Company covenants and agrees with the Underwriters as follows:

(a) To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representative, and file such Rule 462(b) Registration Statement with the Commission on the date hereof; to prepare the Prospectus in a form approved by the Representative, containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on rules 430A, 430B and 430C and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; to notify the Representative promptly of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus in connection with this Offering and to provide a draft of any such amendment or supplement to the Registration Statement, the General Disclosure Package or the Prospectus to the Representative, for review within an amount of time that is reasonably practical under the circumstances and prior to filing, and to file no such amendment or supplement to which the Representative shall have reasonably objected in writing; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed in connection with the Offering or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; to file within the time periods prescribed by the Exchange Act, including any extension thereof, all material required to be filed by the Company with the Commission pursuant to Rule 433(d) or 163(b)(2), as the case may be; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

14

(b) To prepare a final term sheet for the Notes, containing solely a description of final terms of the Notes and the offering thereof, in the form approved by you and attached as Schedule D hereto and to file such term sheet pursuant to, and within the time required by, Rule 433(d).

(c) That, unless it obtains the prior consent of the Representative, it has not made and will not make any offer relating to the Notes that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless the prior written consent of the Representative has been received (each, a “Permitted Free Writing Prospectus”), other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 4(b) hereof; provided that the prior written consent of the Representative shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule C hereto and any electronic road show, if any. The Company shall furnish to the Representative, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and that it has and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping.

(d) If at any time when a Prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement any Registration Statement or the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representative, and upon the Representative’s request, the Company will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters.

(e) To the extent not available on the Commission’s EDGAR system, to make generally available to its security holders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of each Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its consolidated Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(f) To take promptly from time to time such actions as the Representative may reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representative may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Notes in such jurisdictions; provided that the Company and its Subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

15

(g) To supply the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Notes under the Securities Act or the Registration Statement or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(h) Prior to the Time of Purchase and the Additional Time of Purchase, if any, not to issue any press release or other communication directly or indirectly or hold any press conference (other than the Company’s customary quarterly press release and conference call) without the prior written consent of the Representative (which consent shall not be unreasonably withheld).

(i) Until the Representative shall have notified the Company of the completion of the Offering, that the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, and except to the extent expressly set forth in the General Disclosure Package as part of the offering contemplated hereby, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Notes, or attempt to induce any person to purchase any Notes; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Notes.

(j) To apply the net proceeds from the sale of the Notes as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(k) Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any debt securities issued or guaranteed by the Company or any securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by the Company or file or cause to be declared effective a registration statement under the Securities Act with respect to any of the foregoing for a period of 30 days after the date hereof without the prior written consent of the Representative, which may not be unreasonably withheld. The foregoing sentence shall not apply to the registration of the Notes and the sales to the Underwriters pursuant to this Agreement.

(l) To cooperate with the Representative and use its commercially reasonable efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.

(m) To use its reasonable best efforts to list, effect and maintain, subject to notice of issuance, the Notes on Nasdaq.

16

(n) Until the Representative shall have notified the Company of the completion of the offering of the Notes, the Company will not take directly or indirectly any action designed, or that might reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Notes.

(o) To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Time of Purchase or the Additional Time of Purchase, as applicable and to satisfy all conditions precedent to the delivery of the Notes to be delivered at such time.

5. Payment of Expenses.

The Company agrees to pay, or reimburse if paid by the Underwriters, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale and delivery of the Notes to the Underwriters and any taxes payable in that connection; (b) the costs incident to the registration of the Notes under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein; (d) the reasonable and documented fees and expenses of counsel to the Underwriters incurred in connection with securing any required review by FINRA and any filings made with FINRA; (e) all costs and expenses incident to listing the Notes on Nasdaq; (f) the fees and expenses of counsel for the Underwriters incurred in connection with qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 4(e) and of preparing, printing and distributing wrappers and blue sky memoranda; (g) the fees and expenses of the Trustee and any transfer agent, registrar or depository with respect to the Notes; (h) the expenses and application fees incurred in connection with the approval of the Notes for book-entry transfer by DTC; (i) the reasonable fees and disbursements of counsel to the Underwriters in an aggregate amount not to exceed $125,000 and (j) all other costs and expenses of the Company incident to the offering of the Notes by, or the performance of the obligations of, the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants and the travel and other reasonable expenses incurred by Company personnel in connection with any “road show”).

6. Conditions to the Obligations of the Underwriters, and the Sale of the Notes. The obligations of the Underwriters hereunder, and the closing of the sale of the Notes, are subject to the accuracy, when made and as of the Applicable Time and at the Time of Purchase or the Additional Time of Purchase, as the case may be, of the representations and warranties of the Company contained herein (except for inaccuracies that would not result in a Material Adverse Effect), to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company, in all material respects, of its obligations hereunder, and to each of the following additional terms and conditions:

(a) No stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

17

(b) The Registration Statement or any amendment or supplement thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, shall contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(c) The Company shall have furnished to the Representative a certificate, dated the Closing Date or the Additional Closing Date, as the case may be, of its Chief Executive Officer and its Chief Financial Officer stating that (i) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus, (ii) to the best of their knowledge after reasonable investigation, as of such date, the representations and warranties of the Company in this Agreement are true and correct, except for inaccuracies that would not result in a Material Adverse Effect, and the Company has complied, in all material respects, with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such date, and (iii) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any material adverse change in the financial position or results of operations of the Company and its Subsidiaries, taken as a whole, or any change or development that, individually or in the aggregate, would reasonably be expected to involve a material adverse change in or affecting the condition (financial or otherwise), results of operations, business or assets of the Company and its Subsidiaries, taken as a whole, except as set forth in the Prospectus.

(d) Since the date of the latest audited financial statements with respect to the Company and its Subsidiaries included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any of its Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock of the Company or any change in the long-term debt of the Company and its Subsidiaries, taken as a whole, or any change or any development in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this Section 6(e), would result in a Material Adverse Effect.

18

(e) No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Notes or result in a Material Adverse Effect; and no injunction, restraining order or order of any other nature by any United States federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Notes or result in a Material Adverse Effect.

(f) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by United States federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States; (iv) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of the Underwriter, impracticable or inadvisable to proceed with the sale or delivery of the Notes on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(g) The Underwriters shall have received (i) an opinion and negative assurance letter of Waller Lansden Dortch & Davis, LLP, counsel for the Company, and (ii) Polsinelli PC, intellectual property counsel for the Company, each dated the Closing Date or the Additional Closing Date, as the case may be, covering such matters as the Underwriters shall reasonably request.

(h) The Underwriters shall have received the favorable opinion of Duane Morris LLP, counsel for the Underwriters, dated the Closing Date or the Additional Closing Date, as the case may be, and covering such matters as the Underwriters shall reasonably request.

19

(i) The Underwriters shall have received from KMJ Corbin & Company LLP letters dated, respectively, the date hereof, the Closing Date and, if applicable, the Additional Closing Date, in form and substance satisfactory to the Representative containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the General Disclosure Package, the Prospectus and the Registration Statement.

(j) On the date hereof and on the Closing Date the Representative shall have received a certificate of the Company’s Chief Financial Officer with respect to certain financial data contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus, and investor presentation providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.

(k) The Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably require for the purpose of enabling the Underwriters to pass upon the issuance and sale of the Notes as herein contemplated.

(l) The Company shall have paid to B. Riley Securities, Inc., in cash, a commitment fee in the amount of $3,000,000 and a structuring fee in the amount of $350,000.

(m) The Company and the Trustee shall have executed and delivered the Second Supplemental Indenture and the Notes.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated in the absolute discretion of the Representative by notice to the Company at any time on or prior to the Closing Date and, with respect to the Additional Notes, at any time on or prior to the applicable Additional Closing Date, which termination shall be without liability on the part of any party to any other party (except to the extent provided in Section 8 hereof), except that Sections 5, 6, 8 and 9 shall at all times be effective and shall survive such termination.

7. Increase in Underwriters’ Commitments.

Subject to Section 6 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Notes to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof) and if the aggregate principal amount of Firm Notes which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total aggregate principal amount of Firm Notes, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate principal amount of Firm Notes they are obligated to purchase pursuant to Section 1 hereof) the aggregate principal amount of Firm Notes agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Notes shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as the Representative may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Notes shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Firm Notes set opposite the names of such non-defaulting Underwriters in Schedule A.

20

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Notes hereunder unless all of the Firm Notes are purchased by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the Representative’s approval).

If a new Underwriter is or Underwriters are substituted by the Representative or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or the Representative shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the General Disclosure Package and other documents that may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 7 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate principal amount of Firm Notes which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total aggregate principal amount of Firm Notes which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day-period stated above for the purchase of all the Firm Notes which the defaulting Underwriter or Underwriters agreed to purchase hereunder, then this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter (except as provided in Section 8) and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its respective affiliates and each of their respective directors, officers, members, employees, representatives and agents and their respective affiliates, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each, an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, (B) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law, and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information concerning the Underwriters furnished to the Company by or on behalf of the Underwriters specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information. This indemnity agreement is not exclusive and will be in addition to any liability, which the Company may otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

21

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability which such Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

22

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel as set forth herein, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation which shall remain the expense of the Company) shall be at the expense of such indemnified party unless (i) in the case of an Underwriter Indemnified Party, the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 8(a), or (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Underwriter if the indemnified parties under this Section 8 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 8 consist of any Company Indemnified Parties. Subject to this Section 8(d), the amount payable by an indemnifying party under Section 8 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, or if its consent has been unreasonably withheld or delayed, or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

23

(d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or Section 8(b), then each applicable indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the Offering, or (ii) if the allocation provided by clause (i) of this Section 8(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 8(d) but also the relative fault of the Company on the one hand and each of the respective Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering pursuant to this Agreement (before deducting expenses) received by the Company bear to the total compensation received by the Underwriter in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the total compensation received by such Underwriter hereunder less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.

No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) the Underwriters’ responsibility to the Company is solely contractual in nature, the Underwriters have been retained solely to act as underwriters in connection with the Offering and no fiduciary, advisory or agency relationship between the Company and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether such Underwriter has advised or is advising the Company on other matters;

(b) the price of the Notes set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) no Underwriter has advised, and no Underwriter is advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby;

24

(d) the Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company with respect thereto;

(e) no Underwriter has or will be rendering an opinion to the Company as to the fairness of the terms of the offering of the Notes;

(f) it has been advised that each Underwriter, and its respective affiliates, is engaged in a broad range of transactions which may involve interests that differ from those of the Company and no Underwriter has an obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(g) it waives, to the fullest extent permitted by law, any claims it may have against any Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that each Underwriter shall not have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

10. Successors; Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnity of the Underwriters shall be for benefit of the Company Indemnified Parties.

11. Survival of Indemnities, Representations, Warranties, Etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company or any person controlling any of them and shall survive delivery of and payment for the Notes. Notwithstanding any termination of this Agreement, the indemnity and contribution agreements contained in Section 8 and the covenants, representations, warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

12. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, overnight courier or email to B. Riley Securities, Inc., 299 Park Avenue, 21st Floor, New York, New York 10171, Attention: Syndicate Department, with a copy to Duane Morris LLP Attn: James T. Seery, 1540 Broadway, New York, New York 10036.

25

(b) if to the Company, shall be delivered or sent by mail, overnight courier or email to Harrow Health, Inc., Attention: Mark L. Baum, 102 Woodmont Blvd., Suite 610, Nashville, Tennessee 37205, with a copy to Waller Lansden Dortch & Davis, LLP Attn: James H. Nixon III, Nashville City Center, 511 Union Street, Suite 2700, Nashville, Tennessee 37219.

13. Definition of Certain Terms. For purposes of this Agreement “business day” means any day on which the Nasdaq Stock Market is open for trading.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15. Underwriter’s Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriter’s Information consists solely of the following information in the General Disclosure Package, the Prospectus and in the Registration Statement: the concession figure appearing in the first paragraph under the section entitled “Underwriting – Discounts and Expenses” and the information contained in the second and fourth paragraphs relating to stabilization transactions under the section entitled “Underwriting – Price Stabilization, Short Positions.”

16. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representative.

18. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and such signatures may be delivered by facsimile.

[Signature Page Follows]

26

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,

HARROW HEALTH, INC.

By:	/s/ Mark L. Baum
Name:	Mark L. Baum
Title:	Chief Executive Officer

27

B. RILEY SECURITIES, INC.

For themselves and as Representative

of the several Underwriters named

in Schedule A hereto

Accepted and agreed to as of the date first above written:

B. RILEY SECURITIES, INC.

By:	/s/ Patrice McNicoll
Name:	Patrice McNicoll
Title:	Co-Head of Investment Banking

28

SCHEDULE A

Underwriters

Underwriters	Aggregate Principal Amount of Securities to be Purchased
B. Riley Securities, Inc.	$20,562,500
Janney Montgomery Scott LLC	2,887,500
Ladenburg Thalmann & Co. Inc.	3,412,500
William Blair & Company, L.L.C.	1,750,000
EF Hutton, division of Benchmark Investments, LLC	175,000
Aegis Capital Corp.	1,050,000
Brownstone Investment Group, LLC	612,500
Huntington Securities, Inc.	1,225,000
InspereX LLC	1,487,500
Maxim Group LLC	962,500
Newbridge Securities Corporation	700,000
Revere Securities LLC	175,000
Total	$35,000,000

SCHEDULE B

Pricing Information

The aggregate principal amount of the Firm Notes is $35,000,000 (representing 1,400,000 Notes).

The public offering price for the Notes shall be $25.00.

The gross proceeds for the Notes shall be $35,000,000.

The purchase price for the Notes to be paid by the several Underwriters shall be 96.0% of the public offering price.

The interest rate is 11.875%.

The maturity date for the Notes shall be December 31, 2027.

At any time prior to December 31, 2024, the Company may redeem the Notes for cash in whole or in part at any time at its option at a redemption price equal to 100.0% of the principal amount thereof plus the Make-Whole Amount (as defined in the Preliminary Prospectus Supplement) as of, and accrued and unpaid interest to, but excluding, the date of redemption. The Company may redeem the Notes for cash in whole or in part at any time at its option (i) on or after December 31, 2024 and prior to December 31, 2025, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after December 31, 2025 and prior to December 31, 2026, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iii) on or after December 31, 2026 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption.

In the event of a failure by the Company to consummate the Acquisition (as defined in the Preliminary Prospectus Supplement) (excluding the milestone payment related to the commercial availability of Triesence) within 180 days after the original issue date of the Notes, or, in certain circumstances, there is a Material Change (as defined in the Preliminary Prospectus Supplement) the Company shall redeem the Notes for cash, in whole but not in part, at the redemption price equal to $25.50 per Note, plus accrued and unpaid interest to, but excluding, the date of redemption.

SCHEDULE C

Free Writing Prospectuses

Final term sheet as prepared pursuant to Section 4(b) hereto to be filed as an Issuer Free Writing Prospectus by the Company with the Commission on December 16, 2022.

SCHEDULE D

Filed pursuant to Rule 433

Registration No. 333- 265244

Issuer Free Writing Prospectus

Supplementing the Preliminary Prospectus Supplement

dated December 14, 2022

HARROW HEALTH, INC.
US $35,000,000

11.875% Senior Notes Due 2027
Final Term Sheet

December 15, 2022

This pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement, dated December 14, 2022 (the “Preliminary Prospectus Supplement”). The information in this pricing term sheet supplements the Preliminary Prospectus Supplement and updates and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement. Terms used and not defined herein have the meanings assigned in the Preliminary Prospectus Supplement.

Issuer:	Harrow Health, Inc.
Securities:	11.875% Senior Notes Due 2027 (the “Notes”)
Type:	SEC Registered
Trade Date:	December 16, 2022
Settlement Date:	December 20, 2022
Listing:	Nasdaq “HROWM”
Gross Proceeds:	$35,000,000
Number of Notes:	1,400,000 (equal to $35,000,000 principal amount)
Option Notes:	Up to 210,000 (up to $5,250,000 of additional principal amount)
Maturity Date:	December 31, 2027
Rating:	The Notes have received a “BB” rating from Egan-Jones Ratings Co., an independent, unaffiliated rating agency. Ratings are not a recommendation to purchase, hold or sell notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor. The ratings are based upon current information furnished to the rating agency by the Issuer and information obtained by the rating agency from other sources. The ratings are only accurate as of the date thereof and may be changed, superseded or withdrawn as a result of changes in, or unavailability of, such information, and therefore a prospective purchaser should check the current ratings before purchasing the Notes. Each rating should be evaluated independently of any other rating.

Annual Coupon:	11.875%, paid quarterly in arrears
Interest Payment Dates:	January 31, April 30, July 31 and October 31, commencing January 31, 2023, and at maturity
Price to the Public:	$25.00
Day Count:	30/360
Optional Redemption:	At any time prior to December 31, 2024, the Issuer may redeem the Notes for cash in whole or in part at any time at its option at a redemption price equal to 100.0% of the principal amount thereof plus the Make-Whole Amount (as defined in the Preliminary Prospectus Supplement) as of, and accrued and unpaid interest to, but excluding, the date of redemption. The Issuer may redeem the Notes for cash in whole or in part at any time at its option (i) on or after December 31, 2024 and prior to December 31, 2025, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after December 31, 2025 and prior to December 31, 2026, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iii) on or after December 31, 2026 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption.
Mandatory Redemption	In the event of a failure by the Company to consummate the Acquisition (as defined in the Preliminary Prospectus Supplement) (excluding the milestone payment related to the commercial availability of Triesence) within 180 days after the original issue date of the Notes, or, in certain circumstances, there is a Material Change (as defined in the Preliminary Prospectus Supplement) the Company shall redeem the Notes for cash, in whole but not in part, at the redemption price equal to $25.50 per Note, plus accrued and unpaid interest to, but excluding, the date of redemption.
Minimum Denomination / Multiples:	$25.00/$25.00
CUSIP/ISIN:	415858 307/ US4158583074
Book-Running Managers:	B. Riley Securities, Inc., Janney Montgomery Scott LLC, Ladenburg Thalmann & Co. Inc., William Blair & Company L.L.C.
Lead Manager:	EF Hutton, division of Benchmark Investments, LLC
Co-Managers:	Aegis Capital Corp., Brownstone Investment Group, LLC, Huntington Securities, Inc., InspereX LLC, Maxim Group LLC, Newbridge Securities Corporation, Revere Securities LLC

This communication is intended for the sole use of the person to whom it is provided by the issuer.

The issuer has filed a shelf registration statement (including a base prospectus dated June 6, 2022) and Preliminary Prospectus Supplement with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the Preliminary Prospectus Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and related preliminary prospectus supplement if you request them from B. Riley Securities, Inc. by calling (703) 312-9580 or by emailing prospectuses@brileysecurities.com.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.